
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         DEC-31-1999
<CASH>                                               174,443
<SECURITIES>                                         991,202
<RECEIVABLES>                                        000
<ALLOWANCES>                                          000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,068,382
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       3,733,193<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           2,363,732
<TOTAL-LIABILITY-AND-EQUITY>                         3,733,193<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     387,718<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,319,577 <F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   98,858
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,114,418)<F5>
<EPS-BASIC>                                        (22.07)
<EPS-DILUTED>                                        000

<F1>Included  in total assets is $5,080 of Tenant  security  deposits,  Accounts receivable, net of $4,488, Investments in Local Limited Partnerships, net of $1,292,962, Deferred charges, net of $39,503, Bond trusts of $122,093, Mortgagee escrow deposits of $10,069, Replacement reserve escrow of $6,719 and Other assets of $18,252. <F2>Included in total liability and equity is Accounts payable and accrued expenses of $27,379, Accrued interest of $68,819, Tenant security deposits payable of $4,962, Other liabilities of $195, and $58,106 of Minority interest in Local Limited Partnership. <F3>Total revenue includes Rental of $171,804, Investment of $83,507 and Other of $132,407. <F4>Included in other expenses is General and administrative of $271,938, Bad debt expenses of $930,955, Rental operations, exclusive of depreciation of $66,062, Depreciation of $30,546 and Amortization of $20,076. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $83,917 and Minority interest in loss of Local Limited Partnership of $216.

